HEMACARE CORPORATION

                                  EXHIBIT 11

           Net Income (Loss) per Common and Common Equivalent Share

                                               Three Months Ended         Six Months Ended
                                                    June 30,                  June 30,
                                                1999        1998          1999        1998
                                              ----------  ---------    ----------   ----------
                 BASIC
Weighted average common shares used to
 compute basic earnings (loss) per share.....  7,392,238   7,281,120    7,336,679    7,239,318
                                              ==========  ==========   ==========   ==========

             Net income (loss)............... $  201,252  $   50,000   $  444,252   $   66,000
                                              ==========  ==========   ==========   ==========

Basic net income (loss) per share............ $     0.03  $     0.01   $     0.06   $     0.01
                                              ==========  ==========   ===========  ==========

                 DILUTED

Weighted average common shares used to
 compute basic earnings (loss) per share.....  7,392,238   7,281,120    7,336,679    7,239,318

Dilutive preferred equivalent shares.........    500,000           -      500,000            -
Dilutive common equivalent shares attri-
 butable to stock options (based on
 average market price).......................    457,614      21,732       72,394       29,608
Dilutive common equivalent shares attri-
 butable to warrants (based on
 average market price).......................     34,785           -       15,379            -
                                              ----------  ----------   ----------   ----------

Weighted average common shares and
 equivalents used to compute diluted
 earnings (loss) per share...................  8,384,637   7,302,852    7,924,452    7,268,926
                                              ==========  ==========   ==========   ==========

                  Net income (loss).......... $  201,252  $   50,000   $  444,252   $   66,000
                                              ==========  ==========   ==========   ==========


Dilutive net income (loss) per share......... $     0.02  $     0.01   $     0.06   $     0.01
                                              ==========  ==========   ==========   ==========
